Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara K. Baker
Vice President, Investor Relations
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES STRONG FOURTH QUARTER EARNINGS

•	FFO Results Significantly Exceed Consensus
•	Annual Sales Reach Industry Record of $508 per Square Foot, Up 9.0%
•	Ten-year Total Annual Return to Shareholders of 21%

BLOOMFIELD HILLS, Mich., February 6, 2006 -- Taubman Centers, Inc. (NYSE:TCO) today issued its financial results for the quarter and year ended December 31, 2005.

Net Income (loss) allocable to common shareholders per diluted common share (EPS) for the year ended December 31, 2005 was $0.87 versus $(0.10) for the year ended December 31, 2004. These results include a $52.8 million gain on the sale of Woodland Mall (Grand Rapids, Mich.) that occurred in the fourth quarter of 2005. EPS for the quarter ended December 31, 2005 was $0.93 versus $(0.04) for the quarter ended December 31, 2004.

Adjusted Funds From Operations (FFO) per share was $2.36 in 2005, up 9.3 percent from $2.16 in 2004. Adjusted FFO excludes various financing costs in both years and restructuring costs in 2004. In 2005, to be consistent with industry practice when computing FFO, the company began adding back depreciation on common area maintenance (CAM) assets that were previously charged through reimbursable expenses over a period of one year. FFO for 2004 has been restated to be comparable. For the year ended December 31, 2005, FFO per diluted share was $2.17 versus $2.07 per diluted share for the year ended December 31, 2004. FFO per share for 2005 was impacted by $0.19 for previously announced debt prepayment premium, write-off of financing costs and a charge upon redemption of Series A Preferred Stock. FFO per share for 2004 included $0.09 in charges for the redemption of the Series C and D preferred equity and a restructuring loss. (For detail on these items, including the depreciation add-back, see accompanying Table 2.)

Excluding financing-related items in both periods and a restructuring loss in the fourth quarter of 2004, Adjusted FFO per share was $0.77, up 16.7 percent from $0.66 for the quarter ended December 31, 2004. For the quarter ended December 31, 2005, FFO per diluted share was $0.62 versus $0.56 for the quarter ended December 31, 2004.

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“The fundamentals of our business are very strong,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “This terrific performance has been reflected in our stock price – generating a 20.4 percent total return to shareholders in 2005 and a compound annual average return of 21 percent over the last 10 years.”

Taubman Achieves Record Sales Productivity, Occupancy Up

During the year the company's properties achieved record average tenant sales per square foot of $508, up 9.0 percent. This marks the first time any regional mall portfolio has averaged over the $500 level. "Breaking through this milestone is a testament to the productivity and consistency of our assets," said Mr. Taubman. "Average sales per square foot is by far the most important measure of retail success.

“Why is it so important? It demonstrates what we like to call the "perpetuating cycle of success” in our business: The more a center's environment and merchandise mix are appealing to shoppers, the more productive the center's retailers become, the higher rents the retailers can pay, the more the landlord and its investors are rewarded, the better able the landlord is to keep the properties appealing to shoppers. In surpassing the $500 milestone, we and our retailers have raised the performance bar.”

Occupancy in comparable centers reached 90.3 percent at December 31, 2005 versus 89.6 percent at December 31, 2004. “This is reflective of the current strong retail environment,” said Mr. Taubman. “Sales are increasing, bankruptcies are at record lows, and the best retailers want to locate in our centers.”

2005 Year in Review: Expansion and Development Activity

The company continues to build on its successful history of growth with expansions of existing centers, progress on developments and the opening of a new avenue of growth in Asia. During 2005 the company:

•	Formed Taubman Asia, Ltd., the expansion platform for Taubman in the Asian Pacific region, and opened an office in Hong Kong;
•	Invested in The Pier at Caesars (Atlantic City, N.J.), a casino-retail project that is slated to open in May of 2006;
•

Announced five new Nordstrom stores to open in Taubman properties: Cherry Creek Shopping Center (Denver, Col.), Waterside Shops at Pelican Bay (Naples, Fla.), The Mall at Partridge Creek (Clinton Township, Mich.), The Mall at Oyster Bay (Syosset, Long Island, New York) and Twelve Oaks Mall (Novi, Mich.) -- along with 97,000 square feet of new GLA at that location;

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•	Announced renovation plans for Stamford Town Center (Stamford, Conn.) to transform the area once occupied by Filene’s department store into new restaurant and retail space;
•

Finalized a 25-year agreement to provide leasing, development and design-advisory services for about 500,000 square feet of retail space for Project CityCenter, a multi-billion dollar mixed-use urban development project of 18 million square feet in the heart of the Las Vegas Strip;

•

Began construction of The Mall at Partridge Creek, a 640,000 square foot open air center anchored by Nordstrom, Parisian and MJR Theatres. The center is scheduled to open in the fall of 2007, with Nordstrom opening in spring 2008;

•

In September, opened Northlake Mall in Charlotte, North Carolina, featuring five anchor stores – Belk, Dillard’s, Hecht’s, Dick’s Sporting Goods and a 14-screen AMC movie megaplex – and up to 145 specialty shops and eateries. At year end, the center was 95 percent leased; for 2006, the center is expected to deliver an 11 percent unlevered return.

2005 Year in Review: Financing Activity

“During 2005 we issued over $800 million in attractively priced long term debt and preferred stock and reduced our floating rate exposure to 6 percent of our total market capitalization,” said Lisa A. Payne, vice chairman and chief financial officer. “We now have one of the strongest balance sheets in the sector.” This year the company:

•	Completed a $200 million, 10-year non-recourse financing with an all-in rate of 5.49 percent on The Mall at Wellington Green (Wellington, Fla.);
•

Issued $87 million 7.625% Series H Cumulative Redeemable Preferred Stock (NYSE:TCO pr H), using the proceeds to retire a similar amount of 8.30% Series A Cumulative Redeemable Preferred Stock (NYSE:TCO pr A);

•

Closed on a $540 million fixed-rate refinancing of The Mall at Short Hills (Short Hills, N.J.) at an all-in rate of 5.5 percent, using the proceeds to pay down the existing 6.7 percent $260 million loan on the center and other debt;

•	Sold its interest in Woodland, consistent with its plan to recycle capital for growth;
•	Authorized a $50 million share repurchase program; and
•	Accelerated its common dividend growth rate to 7 percent, the tenth consecutive annual increase.

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Financial Outlook

The company is raising its guidance for 2006. The company expects to report 2006 Adjusted FFO per diluted share in the range of $2.45 to $2.50, excluding the impact of the write-off of financing costs expected during 2006. Including this impact, 2006 FFO per diluted share is estimated to be in the range of $2.41 to $2.46. Including the financing charges, the company anticipates its 2006 Net Income allocable to common shareholders to be in the range of $0.35 to $0.55 per common share.

Supplemental Investor Information Available

The company provides supplemental investor information coincident with its earnings announcements. It is available online at www.taubman.com under “Investor Relations.” This packet includes the following information:

•	Income Statements
•	Reconciliations of Earnings Measures to Net Income
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income and Other Operating Expense
•	Balance Sheets
•	Debt Summary
•	Other Debt and Equity Information
•	Construction and Center Openings
•	Capital Spending
•	Divestitures
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

Investor Conference Call

The company will provide an online Web simulcast and rebroadcast of its 2005 fourth quarter earnings release conference call in which the company will review the results for the quarter and year, progress on its development and financing plans. The live broadcast of the conference call will be available online at www.taubman.com under "Investor Relations," www.fulldisclosure.com and www.streetevents.com on February 7 beginning at

11:00 a.m. EST. The online replay will follow shortly after the call and continue for approximately 90 days.

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Taubman Centers, Inc., a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally. Taubman Centers currently owns and/or manages 22 urban and suburban regional and super regional shopping centers in 11 states. In addition, The Pier at Caesars is under construction and will open in May, 2006 and The Mall at Partridge Creek is under construction and will open in the fall of 2007. Taubman Centers is headquartered in Bloomfield Hills, Mich.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 — Summary of Results
For the Three Months and Year Ended December 31, 2005 and 2004

(in thousands of dollars, except as indicated)

	Three Months Ended December 31		Year Ended December 31

	2005	2004	2005	2004

Income before gain on disposition of interest in center, discontinued operations,
and minority and preferred interests (1)	18,237	16,713	57,432	59,970
Gain on disposition of interest in center (2)	52,799		52,799
Discontinued operations (3)		39		328
Minority interest in consolidated joint ventures	(191)	(18)	(167)	18
Minority share of income of TRG (4)	(32,247)	(3,527)	(40,403)	(14,913)
Distributions less than (in excess of) earnings allocable to minority partners (4)	23,408	(5,613)	4,534	(20,781)
TRG preferred distributions (5)	(615)	(4,640)	(2,460)	(12,244)
Net income	61,391	2,954	71,735	12,378
Preferred dividends (6)	(6,004)	(4,994)	(27,622)	(17,444)
Net income (loss) allocable to common shareowners	55,387	(2,040)	44,113	(5,066)
Income (loss) from continuing operations per common share - basic	1.09	(0.04)	0.87	(0.11)
Income (loss) from continuing operations per common share - diluted	0.93	(0.04)	0.87	(0.11)
Net income per common share - basic	1.09	(0.04)	0.87	(0.10)
Net income per common share - diluted	0.93	(0.04)	0.87	(0.10)
Beneficial interest in EBITDA - consolidated businesses (7) (8)	74,977	57,418	250,089	219,765
Beneficial interest in EBITDA - unconsolidated joint ventures (7) (8)	33,253	32,428	113,453	115,230
Funds from Operations - Operating Partnership (7)	50,727	45,886	177,684	170,117
Funds from Operations allocable to TCO (7)	31,842	27,744	110,578	103,070
Funds from Operations per common share - basic (7)	0.63	0.57	2.19	2.10
Funds from Operations per common share - diluted (7)	0.62	0.56	2.17	2.07
Weighted average number of common shares outstanding - basic	50,891,067	48,654,657	50,459,314	49,021,843
Weighted average number of common shares outstanding - diluted	63,332,717	48,654,657	50,530,139	49,021,843
Common shares outstanding at end of period	51,866,184	48,745,625
Weighted average units - Operating Partnership - basic	81,074,559	80,469,068	81,064,628	80,929,755
Weighted average units - Operating Partnership - diluted	82,017,514	81,710,766	82,006,498	82,320,486
Units outstanding at end of period - Operating Partnership	81,074,633	80,514,605
Ownership percentage of the Operating Partnership at end of period	64.0%	60.6%
Number of owned shopping centers at end of period	21	21

Operating Statistics:
Mall tenant sales	1,393,006	1,268,144	4,124,534	3,728,010
Mall tenant sales - comparable (9)	1,338,086	1,230,191	3,991,197	3,618,981
Ending occupancy	90.0%	89.6%	90.0%	89.6%
Ending occupancy - comparable (9)	90.3%	89.6%	90.3%	89.6%
Average occupancy	89.7%	89.2%	88.9%	87.4%
Average occupancy - comparable (9)	90.1%	89.2%	89.1%	87.4%
Leased space at end of period	91.7%	90.7%	91.7%	90.7%
Leased space at end of period - comparable (9)	91.6%	90.7%	91.6%	90.7%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (8)	11.6%	12.2%	14.3%	15.2%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (8)	11.0%	11.7%	13.2%	14.4%
Rent per square foot - consolidated businesses (8)	41.16	41.72	41.41	40.98
Rent per square foot - unconsolidated joint ventures (8)	41.76	40.52	42.11	42.09

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(1)	Income before gain on disposition of interest in center, discontinued operations, and minority and preferred interests for the three months and year ended December 31, 2005 includes a $12.7 million charge incurred in connection with a prepayment premium and the write-off of financing costs related to the refinancing of The Mall at Short Hills, the pay-off of the Northlake Mall loan, and debt modifications in connection with the planned pay-off of the Oyster Bay loan.

(2)	In December 2005, a 50% owned unconsolidated joint venture sold its interest in Woodland for $177.4 million.

(3)	During the three months and year ended December 31, 2004, the Company recognized adjustments to the gain on disposition of Biltmore Fashion Park, which was sold in 2003.

(4)	Because the Operating Partnership’s balance of net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three months and year ended December 31, 2005 and 2004 is equal to the minority partners’ share of distributions. The Operating Partnership’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses. In 2005, the Operating Partnership’s net income was greater than distributions due to the gain on the disposition of Woodland. In this case, the excess of the minority interest’s percentage ownership share of net income over distributions is allocated to the Company.

(5)	TRG preferred distributions for the three months and year ended December 31, 2004 include a $2.7 million charge incurred in connection with the redemption of the Series C and D Preferred Equity.

(6)	Preferred dividends for the year ended December 31, 2005 include a $3.1 million charge incurred in connection with the redemption of $87 million of the Series A Preferred Stock.

(7)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization, excluding gains on sales of depreciated operating properties of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure. In addition, the Company uses a comparable measure to EBITDA, net operating income (revenues less operating expenses, excluding depreciation and amortization, “NOI”), as an alternative measure to evaluate the operating performance of centers, both on an individual and stabilized portfolio basis.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation. FFO as presented by the Company is not necessarily comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Prior to the fourth quarter of 2004, the Company did not include an add-back for depreciation of center replacement assets when computing its Beneficial Interest in EBITDA or FFO. As of the fourth quarter of 2004, the Company began to include such an add-back for depreciation on assets whose cost was recovered from tenants over a period of more than one year and restated previously reported EBITDA and FFO amounts. The Company did this both to be consistent with industry practice and because it has begun offering its tenants the option to pay a fixed charge or pay their share of common area maintenance (CAM) costs. As more tenants elect the fixed CAM option, over time there will be significantly less matching of CAM income with CAM capital-related expenses, which was the basis for the Company’s prior reporting practice.

Because of this change in the Company’s business practice and related contractual terms of leases, the Company has reviewed its history of expenditures on center replacement assets, including assets recovered over a one year period, in order to appropriately set pricing for its fixed CAM option and to provide information for planning future expenditures. As a result of this review of expenditures the Company has quantified the amount of CAM assets which were recovered from tenants and depreciated over one year. This additional amount of depreciation has been added back to calculate EBITDA and FFO and the Company has restated previously reported amounts. The Company’s share of depreciation on CAM capital expenditures, which is included as a component of recoverable expenses, was $15.7 million and $14.2 million in 2005 and 2004, respectively. EBITDA and FFO for 2004 have been restated to include an add-back for depreciation on CAM assets which were reimbursed in the year of acquisition.

(8)	The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(9)	Comparable centers exclude Northlake Mall, which opened in September 2005, and Woodland, which was sold in December 2005.

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TAUBMAN CENTERS, INC.
Table 2 — Reconciliation of Funds from Operations per Share to Adjusted Funds from Operations per Share (1)
For the Periods Ended December 31, 2005 and 2004

(per share amounts on a diluted basis, rounded to nearest penny, and may not add due to rounding)

	Three Months Ended	Year Ended

2005:

Funds from Operations (2)	0.62	2.17

Debt prepayment premium and write-off of financing costs	0.16	0.16
Charge upon redemption of Series A Preferred Stock	-	0.04

Adjusted Funds from Operations	0.77	2.36

2004:

Funds from Operations - as originally reported (2)	0.52	1.99

Beneficial interest in depreciation included in recoverable expenses	0.04	0.07

Funds from Operations	0.56	2.07

Charge upon redemption of Series C and D Preferred Equity	0.03	0.03
Restructuring loss	0.07	0.07
Insurance recoveries related to unsolicited tender offer	-	(0.01)

Adjusted Funds from Operations	0.66	2.16

(1)	Supplementally, the Company discloses an Adjusted FFO, which excludes the following unusual and/or nonrecurring items: $10.9 million of charges incurred during the fourth quarter of 2005 in connection with a prepayment premium and the write-off of financing costs related to the refinancing of The Mall at Short Hills and the pay-off of the Northlake Mall loan, as well as $1.8 million of additional financing costs written off related to debt modifications in connection with the planned pay-off of the Oyster Bay loan; a third quarter 2005 charge of $3.1 million incurred in connection with the redemption of $87 million of the Series A Preferred Stock; a $2.7 million charge incurred in the fourth quarter 2004 in connection with the redemption of the Series C and D Preferred Equity; a $5.7 million restructuring loss recognized in the fourth quarter of 2004; and $1.0 million of insurance recoveries in 2004 related to an unsolicited tender offer. The Company discloses this Adjusted FFO due to the significance and infrequent nature of these costs and recoveries. The insurance recoveries relate to the only hostile takeover attempt against the Company in its history and the costs to resist this attempt were clearly not a part of the Company's normal operating results. Given the significance of these costs and recoveries, the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize the impact on the Company's earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

(2)	Prior to the fourth quarter of 2004, the Company did not include an add-back for depreciation of center replacement assets when computing its Beneficial Interest in EBITDA or FFO. As of the fourth quarter of 2004, the Company began to include such an add-back for depreciation on assets whose cost was recovered from tenants over a period of more than one year and restated previously reported EBITDA and FFO amounts. The Company did this both to be consistent with industry practice and because it has begun offering its tenants the option to pay a fixed charge or pay their share of common area maintenance (CAM) costs. As more tenants elect the fixed CAM option, over time there will be significantly less matching of CAM income with CAM capital-related expenses, which was the basis for the Company's prior reporting practice. Because of this change in the Company's business practice and related contractual terms of leases, the Company has reviewed its history of expenditures on center replacement assets, including assets recovered over a one year period, in order to appropriately set pricing for its fixed CAM option and to provide information for planning future expenditures. As a result of this review of expenditures the Company has quantified the amount of CAM assets which were recovered from tenants and depreciated over one year. This additional amount of depreciation has been added back to calculate EBITDA and FFO and the Company has restated previously reported amounts. For the three months ended December 31, 2005, TRG's beneficial interest in the depreciation of center replacement assets which were reimbursed in the year of acquisition for its Consolidated Businesses and Unconsolidated Joint Ventures was $2.0 million and $1.3 million, respectively (in total, $0.04 per share). For the year ended December 31, 2005, TRG's beneficial interest in the depreciation of center replacement assets which were reimbursed in the year of acquisition for its Consolidated Businesses and Unconsolidated Joint Ventures was $5.2 million and $2.7 million, respectively (in total, $0.10 per share). TRG's restated FFO for the first, second, and third quarters of 2005 was $46.6 million ($0.57 per share), $42.6 million ($0.52 per share), and $37.8 million ($0.46 per share), respectively. The Company's share of depreciation on all CAM capital expenditures, which is included as a component of recoverable expenses, was $15.7 million and $14.2 million in 2005 and 2004, respectively. EBITDA and FFO for 2004 have been restated to include an add-back for depreciation on CAM assets which were reimbursed in the year of acquisition. See Note 7 to Table 1 of this release.

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TAUBMAN CENTERS, INC.
Table 3 — Income Statement
For the Quarters Ended December 31, 2005 and 2004

(in thousands of dollars)

	2005		2004

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	71,865	47,898	65,603	48,529
Percentage rents	6,099	5,303	4,006	3,844
Expense recoveries	41,407	29,273	38,470	27,804
Management, leasing and development services	4,894		4,994
Other	7,887	1,994	7,210	3,511

Total revenues	132,152	84,468	120,283	83,688

OPERATING EXPENSES:
Recoverable expenses (2)	35,482	23,611	36,259	22,775
Other operating	10,239	4,619	11,885	6,094
Restructuring loss			5,662
Management, leasing and development services	3,308		2,862
General and administrative	7,477		7,233
Interest expense (3)	42,361	17,087	25,557	17,096
Depreciation and amortization	29,788	11,567	27,519	11,114

Total operating expenses	128,655	56,884	116,977	57,079

	3,497	27,584	3,306	26,609

Equity in income of Unconsolidated Joint Ventures (4)	14,740		13,407

Income before gain on disposition of interest in center,
discontinued operations and minority and preferred interests	18,237		16,713
Gain on disposition of interest in center (4)	52,799
Discontinued operations (5) -
Net gain on disposition of interest in center			39
Minority and preferred interests:
TRG preferred distributions (6)	(615)		(4,640)
Minority share of consolidated joint ventures	(191)		(18)
Minority share of income of TRG	(32,247)		(3,527)
Distributions less than (in excess of) minority share of income	23,408		(5,613)

Net income	61,391		2,954
Preferred dividends	(6,004)		(4,994)

Net income (loss) allocable to common shareowners	55,387		(2,040)

SUPPLEMENTAL INFORMATION (7):
EBITDA - 100%	79,489	59,593	60,194	59,024
EBITDA - outside partners' share	(4,512)	(26,340)	(2,776)	(26,596)

Beneficial interest in EBITDA	74,977	33,253	57,418	32,428
Beneficial interest expense	(40,895)	(9,499)	(24,276)	(9,511)
Non-real estate depreciation	(490)		(539)
Preferred dividends and distributions	(6,619)		(9,634)

Funds from Operations contribution	26,973	23,754	22,969	22,917

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	413	(32)	(376)	51

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	Included in recoverable expenses of the Consolidated Businesses and Unconsolidated Joint Ventures (both at 100%) are $3.8 million and $3.4 million, respectively, of depreciation of center replacement assets for the three months ended December 31, 2005, and $3.8 million and $4.2 million, respectively, for the three months ended December 31, 2004.

(3)	Interest expense for the three months ended December 31, 2005 includes a $12.7 million charge incurred in connection with a prepayment premium and the write-off of financing costs related to the refinancing of The Mall at Short Hills, the pay-off of the Northlake Mall loan, and debt modifications in connection with the planned pay-off of the Oyster Bay loan.

(4)	In December 2005, a 50% owned joint venture sold its interest in Woodland. The Company’s equity in the gain on the sale is separately presented on the income statement, and is therefore excluded from the Equity in income of Unconsolidated Joint Ventures line item.

(5)	During the three months ended December 31, 2004, an adjustment to the gain on disposition of Biltmore Fashion Park was recognized.

(6)	TRG preferred distributions for the three months ended December 31, 2004 include a $2.7 million charge incurred in connection with the redemption of the Series C and D Preferred Equity.

(7)	EBITDA and FFO for the three months ended December 31, 2004 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets recoverable from tenants. See Note 7 to Table 1 of this release.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 4 — Income Statement
For the Years Ended December 31, 2005 and 2004

(in thousands of dollars)

	2005		2004

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	262,106	184,528	235,114	195,017
Percentage rents	9,835	8,112	6,288	6,534
Expense recoveries	151,950	95,209	137,466	101,467
Management, leasing and development services	13,818		21,333
Other	35,729	9,496	31,252	9,771

Total revenues	473,438	297,345	431,453	312,789

OPERATING EXPENSES:
Recoverable expenses (2)	137,915	80,088	127,563	85,563
Other operating	45,014	20,740	38,229	22,193
Costs related to unsolicited tender offer, net of recoveries			(1,044)
Restructuring loss			5,662
Management, leasing and development services	9,072		17,533
General and administrative	27,986		26,617
Interest expense (3)	121,612	67,591	95,934	74,033
Depreciation and amortization	116,857	46,025	101,059	50,448

Total operating expenses	458,456	214,444	411,553	232,237

	14,982	82,901	19,900	80,552

Equity in income of Unconsolidated Joint Ventures (4)	42,450		40,070

Income before gain on disposition of interest in center,
discontinued operations and minority and preferred interests	57,432		59,970
Gain on disposition of interest in center (4)	52,799
Discontinued operations (5) -
Net gain on disposition of interest in center			328
Minority and preferred interests:
TRG preferred distributions (6)	(2,460)		(12,244)
Minority share of consolidated joint ventures	(167)		18
Minority share of income of TRG	(40,403)		(14,913)
Distributions less than (in excess of) minority share of income	4,534		(20,781)

Net income	71,735		12,378
Preferred dividends (7)	(27,622)		(17,444)

Net income (loss) allocable to common shareowners	44,113		(5,066)

SUPPLEMENTAL INFORMATION (8):
EBITDA - 100%	264,971	205,305	226,014	214,617
EBITDA - outside partners' share	(14,882)	(91,852)	(6,249)	(99,387)

Beneficial interest in EBITDA	250,089	113,453	219,765	115,230
Beneficial interest expense	(116,082)	(37,594)	(92,874)	(39,913)
Non-real estate depreciation	(2,100)		(2,403)
Preferred dividends and distributions	(30,082)		(29,688)

Funds from Operations contribution	101,825	75,859	94,800	75,317

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	1,680	92	1,262	241

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(2)	Included in recoverable expenses of the Consolidated Businesses and Unconsolidated Joint Ventures (both at 100%) are $11.5 million and $8.8 million, respectively, of depreciation of center replacement assets for the year ended December 31, 2005, and $9.1 million and $9.6 million, respectively, for the year ended December 31, 2004.

(3)	Interest expense for the year ended December 31, 2005 includes a $12.7 million charge incurred in connection with a prepayment premium and the write-off of financing costs related to the refinancing of The Mall at Short Hills, the pay-off of the Northlake Mall loan, and debt modifications in connection with the planned pay-off of the Oyster Bay loan.

(4)	In December 2005, a 50% owned joint venture sold its interest in Woodland. The Company’s equity in the gain on the sale is separately presented on the income statement, and is therefore excluded from the Equity in income of Unconsolidated Joint Ventures line item.

(5)	During the year ended December 31, 2004, a $0.3 million adjustment to the gain on disposition of Biltmore Fashion Park was recognized.

(6)	TRG preferred distributions for the year ended December 31, 2004 include a $2.7 million charge incurred in connection with the redemption of the Series C and D Preferred Equity.

(7)	Preferred dividends for the year ended December 31, 2005 include a $3.1 million charge incurred in connection with the redemption of $87 million of the Series A Preferred Stock.

(8)	EBITDA and FFO for the year ended December 31, 2004 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets recoverable from tenants. See Note 7 to Table 1 of this release.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 — Reconciliation of Net Income (Loss) to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended December 31, 2005 and 2004

(in thousands of dollars)

	Three Months Ended		Year Ended

	2005	2004	2005	2004

Net income (loss) allocable to common shareowners	55,387	(2,040)	44,113	(5,066)

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center	(52,799)	(39)	(52,799)	(328)
Depreciation and amortization (1):
Consolidated businesses at 100%	33,631	31,331	128,377	110,180
Minority partners in consolidated joint ventures	(2,855)	(1,477)	(9,185)	(3,207)
Share of unconsolidated joint ventures	9,014	9,510	33,409	35,247
Non-real estate depreciation	(490)	(539)	(2,100)	(2,403)

Add minority interests in TRG:
Minority share of income of TRG	32,247	3,527	40,403	14,913
Distributions (less than) in excess of minority share of income of TRG	(23,408)	5,613	(4,534)	20,781

Funds from Operations - TRG	50,727	45,886	177,684	170,117

Funds from Operations - TCO (2)	31,842	27,744	110,578	103,070

Funds from Operations - TRG (1) (2)	50,727	45,886	177,684	170,117

Debt prepayment premium and write-off of financing costs	12,702		12,702
Charge upon redemption of Series A Preferred Stock			3,115
Charge upon redemption of Series C and D Preferred Equity		2,725		2,725
Restructuring loss		5,662		5,662
Insurance recoveries related to unsolicited tender offer				(1,044)

Adjusted Funds from Operations - TRG (3)	63,429	54,273	193,501	177,460

Adjusted Funds from Operations - TCO (2) (3)	39,815	32,815	120,501	107,503

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, classified as recoverable expenses in the Company’s financial statements. TRG’s beneficial interest in these amounts are $5.5 million and $6.1 million for the three months ended December 31, 2005 and 2004, respectively, and $15.7 million and $14.2 million for the year ended December 31, 2005 and 2004, respectively. 2004 amounts have been restated to include such depreciation. See Note 7 to Table 1 of this release.

(2)	TCO’s share of TRG’s FFO is based on an average ownership of 63% and 60% during the three months ended December 31, 2005 and 2004, respectively, and 62% and 61% during the year ended December 31, 2005 and 2004, respectively.

(3)	Adjusted FFO excludes the following unusual and/or nonrecurring items: charges incurred during the fourth quarter of 2005 in connection with a prepayment premium and the write-off of financing costs related to the refinancing of The Mall at Short Hills, the pay-off of the Northlake Mall loan, and debt modifications in connection with the planned pay-off of the Oyster Bay loan; a third quarter 2005 charge incurred in connection with the redemption of $87 million of the Series A Preferred Stock; a fourth quarter 2004 charge incurred in connection with the redemption of the Series C and D Preferred Equity; a restructuring loss recognized in the fourth quarter of 2004; and insurance recoveries in 2004 related to an unsolicited tender offer.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 — Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended December 31, 2005 and 2004

(in thousands of dollars)

	Three Months Ended		Year Ended

	2005	2004	2005	2004

Net income (loss) allocable to common shareowners	55,387	(2,040)	44,113	(5,066)

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center	(52,799)	(39)	(52,799)	(328)
Depreciation and amortization (1):
Consolidated businesses at 100%	33,631	31,331	128,377	110,180
Minority partners in consolidated joint ventures	(2,855)	(1,477)	(9,185)	(3,207)
Share of unconsolidated joint ventures	9,014	9,510	33,409	35,247

Add minority interests in TRG:
Minority share of income of TRG	32,247	3,527	40,403	14,913
Distributions (less than) in excess of minority share of income of TRG	(23,408)	5,613	(4,534)	20,781

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	6,619	9,634	30,082	29,688
Interest expense for all businesses	59,448	42,653	189,203	169,967
Interest expense allocable to minority partners in consolidated joint ventures	(1,466)	(1,281)	(5,530)	(3,060)
Interest expense allocable to outside partners in unconsolidated joint ventures	(7,588)	(7,585)	(29,997)	(34,120)

Beneficial Interest in EBITDA - TRG	108,230	89,846	363,542	334,995

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, classified as recoverable expenses in the Company’s financial statements. 2004 amounts have been restated to include such depreciation. See Note 7 to Table 1 of this release.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 — Balance Sheets
As of December 31, 2005 and 2004

(in thousands of dollars)

	As of

	December 31, 2005	December 31, 2004

Consolidated Balance Sheet of Taubman Centers, Inc. (1):

Assets:
Properties	3,081,324	2,936,964
Accumulated depreciation and amortization	(651,665)	(558,891)

	2,429,659	2,378,073
Investment in Unconsolidated Joint Ventures	106,117	129,934
Cash and cash equivalents	163,577	29,081
Accounts and notes receivable, net	41,717	32,124
Accounts and notes receivable from related parties	2,400	1,636
Deferred charges and other assets	54,110	61,586

	2,797,580	2,632,434

Liabilities:
Notes payable	2,089,948	1,930,439
Accounts payable and accrued liabilities	235,410	223,331
Dividends and distributions payable	15,819	13,892
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	101,028	106,367

	2,442,205	2,274,029

Preferred Equity of TRG	29,217	29,217

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	45	80
Series B Non-Participating Convertible Preferred Stock	29	30
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	519	487
Additional paid-in capital	739,090	729,481
Accumulated other comprehensive income (loss)	(9,051)	(11,387)
Dividends in excess of net income	(404,474)	(389,503)

	326,158	329,188

	2,797,580	2,632,434

Combined Balance Sheet of Unconsolidated Joint Ventures (2):

Assets:
Properties	1,076,743	1,080,482
Accumulated depreciation and amortization	(363,394)	(360,830)

	713,349	719,652
Cash and cash equivalents	33,498	25,173
Accounts and notes receivable	23,189	22,866
Deferred charges and other assets	24,458	26,213

	794,494	793,904

Liabilities:
Notes payable	999,545	1,008,604
Accounts payable and other liabilities	59,322	53,706

	1,058,867	1,062,310

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(170,124)	(173,579)
Accumulated deficiency in assets - Joint Venture Partners	(91,179)	(91,259)
Accumulated other comprehensive income (loss) - TRG	(2,430)	(2,817)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(640)	(751)

	(264,373)	(268,406)

	794,494	793,904

(1)	Certain reclassifications have been made to prior year information to conform to current year classifications.

(2)	Amounts exclude The Pier at Caesars, a center under construction, which TRG made a $4 million contribution to in January 2005. Amounts as of December 31, 2005 also exclude the unconsolidated joint venture that previously owned Woodland, which was sold in December 2005.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 8 — 2006 Annual Outlook

(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended December 31, 2006 Before Financing Costs		Financing Costs (1)	Range for Year Ended December 31, 2006

Funds from Operations per common share	2.45	2.50	(0.04)	2.41	2.46

Real estate depreciation - TRG	(1.65)	(1.59)		(1.66)	(1.59)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)		(0.13)	(0.13)

Distributions in excess of earnings allocable
to minority interest	(0.25)	(0.18)	(0.02)	(0.27)	(0.20)

Net income (loss) allocable to common shareholders,
per common share	0.41	0.61	(0.06)	0.35	0.55

(1)	The Company expects to recognize a charge of approximately $2 million during the first quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend. The Company also expects to recognize a charge of approximately $1 million during the third quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loan on Dolphin Mall, when it becomes prepayable in August 2006.